                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration No. 33-61143

                          PRUCO LIFE INSURANCE COMPANY
                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

                         STRATEGIC PARTNERS(SM) ADVISOR
                       STRATEGIC PARTNERS(SM) ANNUITY ONE
                      STRATEGIC PARTNERS(SM) ANNUITY ONE 3
                        STRATEGIC PARTNERS(SM) FLEXELITE
                           STRATEGIC PARTNERS(SM) PLUS
                          STRATEGIC PARTNERS(SM) PLUS 3
                          STRATEGIC PARTNERS(SM) SELECT

                       SUPPLEMENT, DATED DECEMBER 5, 2005
                                       TO
                         PROSPECTUSES, DATED MAY 2, 2005

We are issuing this supplement to describe certain changes to the above-referenced prospectuses, including changes made with respect to certain portfolios of The Prudential Series Fund, Inc. (Series Fund) and certain portfolios of American Skandia Trust (AST). In addition, we have added five additional portfolios of AST (AST Asset Allocation Portfolios) that are being offered as new variable investment options under each of the above-referenced products. The Board of Directors/Trustees of each of the Series Fund and AST has approved the sub-adviser/name changes to be effective as of December 5, 2005:

THE PRUDENTIAL SERIES FUND, INC. - SUB-ADVISER/NAME CHANGES

     - Prudential Equity Portfolio. GE Asset Management, Incorporated has been removed as sub-adviser to a portion of the portfolio. Salomon Brothers Asset Management, Inc. (an existing co-sub-adviser to the Portfolio) has assumed responsibility for the assets previously managed by GE Asset Management, Incorporated. Jennison Associates LLC will continue to manage a portion of the portfolio.

     - Prudential Global Portfolio. LSV Asset Management, Marsico Capital Management, LLC, T. Rowe Price Associates, Inc. and William Blair & Company, LLC have replaced Jennison Associates LLC as sub-advisers to the portfolio. Each new sub-adviser is responsible for managing a portion of the portfolio.

     - SP AllianceBernstein Large-Cap Growth Portfolio. T. Rowe Price Associates, Inc. has replaced Alliance Capital Management, L.P. as sub-adviser, and the portfolio will now be known as the SP T. Rowe Price Large-Cap Growth Portfolio.

     - SP Goldman Sachs Small Cap Value Portfolio. Salomon Brothers Asset Management Inc. has been added as a sub-adviser, and will manage a portion of the portfolio. Goldman Sachs Asset Management, L.P. will continue to manage a portion of the portfolio. The portfolio will now be known as the SP Small-Cap Value Portfolio.

AMERICAN SKANDIA TRUST - FUND MERGERS/SUB-ADVISER/NAME CHANGES

     - AST Alger All-Cap Growth Portfolio has merged into the AST Neuberger Berman Mid-Cap Growth Portfolio, which is sub-advised by Neuberger Berman Management Inc. The investment objective and investment policies of the AST Neuberger Berman Mid-Cap Growth Portfolio remain unchanged. However, the fees have changed as reflected in the table below.

     - AST AllianceBernstein Growth + Value Portfolio has merged into the AST AllianceBernstein Managed Index 500 Portfolio, which is managed by Alliance Capital Management, L.P. The investment objective and investment policies of the AST AllianceBernstein Managed Index 500 Portfolio remain unchanged. However, the fees have changed as reflected in the table below.

     - AST Gabelli All-Cap Value Portfolio. EARNEST Partners, LLC and Wedge Capital Management, LLP have replaced GAMCO Investors, Inc. as sub-advisers, and the portfolio will now be known as the AST Mid-Cap Value Portfolio. Under normal circumstances, the portfolio will now invest at least 80% of the value of its assets in mid-capitalization companies.

     - AST Hotchkis & Wiley Large-Cap Value Portfolio. J.P. Morgan Investment Management, Inc. has been added as a sub-adviser, and will manage a portion of the portfolio. Hotchkis & Wiley Capital Management, LLC will continue to manage a portion of the portfolio. The portfolio will now be known as the AST Large-Cap Value Portfolio.

     - AST Small-Cap Value Portfolio. Salomon Brothers Asset Management Inc. has been added as a sub-adviser, and will manage a portion of the portfolio. Each of Integrity Asset Management, J.P. Morgan Investment Management, Inc., and Lee Munder Investments, Ltd. will continue to manage a portion of the portfolio.

We revise the section within the prospectuses entitled "Underlying Mutual Fund Portfolio Annual Expenses" to include (i) the estimated fees for the AST Neuberger Berman Mid-Cap Growth Portfolio after completion of the merger; (ii) the estimated fees for the AST Alliance Bernstein Managed Index 500 Portfolio after completion of the merger; and (iii) information regarding the estimated fees for the five new AST Asset Allocation Portfolios (including applicable footnotes):

                                                                                               TOTAL ANNUAL
                                                           MANAGEMENT    OTHER     12B-1   PORTFOLIO OPERATING
                                                              FEES      EXPENSES    FEES         EXPENSES(6)
                                                           ----------   --------   -----   -------------------
AMERICAN SKANDIA TRUST
AST Neuberger Berman Mid-Cap Growth Portfolio (1, 2, 3)       0.90%       0.18%     None          1.08%
AST AllianceBernstein Managed Index 500 Portfolio (1, 3)      0.60%       0.16%     None          0.76%
AST Aggressive Asset Allocation Portfolio (4, 5)              1.04%       0.26%     None          1.30%
AST Capital Growth Asset Allocation Portfolio (4, 5)          0.99%       0.25%     None          1.24%
AST Balanced Asset Allocation Portfolio (4, 5)                0.95%       0.24%     None          1.19%
AST Conservative Asset Allocation Portfolio (4, 5)            0.93%       0.23%     None          1.16%
AST Preservation Asset Allocation Portfolio (4, 5)            0.88%       0.22%     None          1.10%

(1.) Projected expenses based on current and anticipated Portfolio expenses after the merger.

(2.) Specific management fees are 0.90% of average daily net assets to $1 billion, and 0.85% of average daily assets over $1 billion.

(3.) Until November 18, 2004, the Trust had a Distribution Plan under Rule 12b-1 to permit an affiliate of the Trust's Investment Managers to receive brokerage commissions in connection with purchases and sales of securities held by the Portfolios, and to use these commissions to promote the sale of shares of the Portfolio. The Distribution Plan was terminated effective November 18, 2004. The total annual portfolio operating expenses do not reflect any brokerage commissions paid pursuant to the Distribution Plan prior to the Plan's termination.

(4.) Management Fees, based in part on estimated amounts for the current fiscal year. Each Asset Allocation Portfolio invests primarily in shares of one or more Underlying Portfolios. The only management fee directly paid by an Asset Allocation Portfolio is a 0.15% fee paid to the Investment Managers. The management fee shown in the chart for each Asset Allocation Portfolio is (i) the 0.15% management fee to be paid by the Asset Allocation Portfolios to the Investment Managers plus (ii) a weighted average estimate of the management fees to be paid by the Underlying Portfolios to the Investment Managers, which are borne indirectly by investors in the Asset Allocation Portfolio. Each weighted average estimate of the management fees to be paid by the Underlying Portfolios is based on the expected initial Underlying Portfolio allocation for the applicable Asset Allocation Portfolio and the annual management fee rates for the Underlying Portfolios as set forth in the current Prospectus for the Underlying Portfolios. The management fees paid by an Asset Allocation Portfolio may be greater or less than those indicated above.

(5.) Other Expenses, based on estimated amounts for the current fiscal year. The other expenses shown in the chart for each Asset Allocation Portfolio include: (i) the other expenses expected to be paid by the Asset Allocation Portfolio to the Investment Managers and other service providers plus (ii) a weighted average estimate of the other expenses to be paid by the Underlying Portfolios to the Investment Managers and other service providers, which are borne indirectly by investors in the Asset Allocation Portfolio. Each weighted average estimate of the other expenses to be paid by the Underlying Portfolios is based on the expected initial Underlying Portfolio allocation for the applicable Asset Allocation Portfolio and the annual operating expense ratios for the Underlying Portfolios as set forth in the current Prospectus for the Underlying Portfolios. The other expenses paid by an Asset Allocation Portfolio may be greater or less than those indicated above. A description of the types of costs that are included as other expenses for the Underlying Portfolios is set forth under the caption "Management of the Trust - Other Expenses" in the Underlying Portfolio Prospectus.

(6.) The fees presented here are detailed to two decimal places. The fees may differ slightly if presented to more than two decimal places.

In the Expense Examples section of Pruco Life Insurance Company's Strategic Partners FlexElite prospectus, Examples 2a, 2b, 3a, and 3b are replaced with the following Examples, to correct what had appeared in the May 2, 2005 prospectus.

BASE DEATH BENEFIT

EXAMPLE 2A:                                   EXAMPLE 2B:
IF YOU WITHDRAW YOUR ASSETS                   IF YOU DO NOT WITHDRAW YOUR ASSETS

1YR      3YR      5YR     10YR                1YR      3YR      5YR     10YR
----   ------   ------   ------               ----   ------   ------   ------
$980   $1,695   $1,802   $3,747               $350   $1,065   $1,802   $3,747

GREATER OF ROLL-UP AND STEP-UP GUARANTEED MINIMUM DEATH BENEFIT;
EARNINGS APPRECIATOR BENEFIT; CREDIT ELECTIONS

EXAMPLE 3A:                                   EXAMPLE 3B:
IF YOU WITHDRAW YOUR ASSETS                   IF YOU DO NOT WITHDRAW YOUR ASSETS

1YR       3YR      5YR      10YR               1YR    3YR      5YR      10YR
------   ------   ------   ------             ----   ------   ------   ------
$1,034   $1,854   $2,696   $4,265             $404   $1,224   $2,066   $4,265

At the end of 2005, the Prudential Series Fund, Inc. will convert from a Maryland corporation to a Delaware statutory trust. The Fund is making that conversion for tax-related reasons. As a Delaware statutory trust, the Prudential Series Fund will drop "Inc." from its name. We amend the references in each prospectus to the Prudential Series Fund's name accordingly.

We revise Section 2 of each prospectus to (i) reflect revised investment objectives/policies for certain portfolios (see table below); (ii) reflect the name changes, sub-adviser changes, and fund mergers described above; (iii) add the summary descriptions for each of the five new AST Asset Allocation portfolios; (iv) delete the sentence stating "[t] he SP Aggressive Growth Asset Allocation Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio invest in other Prudential Series Fund Portfolios, and are managed by PI;"and (v) add a new paragraph immediately preceding the investment objectives/policies table, stating "Upon the introduction of the AST Asset Allocation Portfolios on December 5, 2005, we ceased offering the Prudential Series Fund Asset Allocation Portfolios to new purchasers and to existing contract owners who had not previously invested in those Portfolios. However, a contract owner who had contract value allocated to a Series Fund Asset Allocation Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date. In addition, after December 5, 2005, we ceased offering the Prudential Series Fund SP Large Cap Value Portfolio to new purchasers and to existing contract owners who had not previously invested in that Portfolio. However, a contract owner who had contract value allocated to the SP Large Cap Value Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date."

                                                                                           PORTFOLIO
      STYLE/                                                                                ADVISER/
       TYPE                         INVESTMENT OBJECTIVES/POLICIES                        SUB-ADVISER
      ------                        ------------------------------                        -----------
LARGE CAP BLEND     PRUDENTIAL EQUITY PORTFOLIO: seeks long-term growth of          Jennison Associates LLC
                    capital. The Portfolio invests at least 80% of its net assets   / Salomon Brothers
                    plus borrowings for investment purposes in common stocks of     Asset Management, Inc.
                    major established corporations as well as smaller companies that the Sub-advisers believe offer attractive prospects of appreciation.

INTERNATIONAL       PRUDENTIAL GLOBAL PORTFOLIO: seeks long-term growth of          LSV Asset Management /
EQUITY              capital. The Portfolio invests primarily in common stocks       Marsico Capital
                    (and their equivalents) of foreign and U.S. companies. Each     Management, LLC /  T.
                    Sub-adviser for the Portfolio generally will use either a       Rowe Price Associates,
                    "growth" approach or a "value" approach in selecting either     Inc. / William Blair &
                    foreign or U.S. common stocks.                                  Company, LLC

LARGE CAP GROWTH    SP T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO (FORMERLY SP        T. Rowe Price
                    ALLIANCEBERNSTEIN LARGE-CAP GROWTH PORTFOLIO): seeks            Associates, Inc.
                    long-term capital growth. Under normal circumstances, the
                    Portfolio invests at least 80% of its net assets plus
                    borrowings for investment purposes in the equity securities of large-cap companies. The Sub-adviser generally looks for companies with an above-average rate of earnings and cash
                    flow growth and a lucrative niche in the economy that gives them the ability to sustain earnings momentum even during
                    times of slow economic growth.

SMALL CAP VALUE     SP SMALL-CAP VALUE PORTFOLIO (FORMERLY SP GOLDMAN SACHS SMALL   Goldman Sachs Asset
                    CAP VALUE PORTFOLIO): seeks long-term capital growth. The       Management, L.P. /
                    Portfolio normally invests at least 80% its net assets plus     Salomon Brothers Asset
                    borrowings for investment purposes in the equity securities     Management Inc.
                    of small capitalization companies. The Portfolio focuses on equity securities that are believed to be undervalued in the marketplace.

MID-CAP GROWTH      AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO (AST ALGER        Neuberger Berman
                    ALL-CAP GROWTH PORTFOLIO MERGED INTO THIS PORTFOLIO): seeks     Management Inc.
                    capital growth. Under normal market conditions, the Portfolio primarily invests at least 80% of its net assets in the
                    common stocks of mid-cap companies. The Sub-adviser looks for fast-growing companies that are in new or rapidly evolving industries.

LARGE CAP BLEND     AST ALLIANCEBERNSTEIN MANAGED INDEX 500 PORTFOLIO (AST          Alliance Capital
                    ALLIANCEBERNSTEIN GROWTH + VALUE PORTFOLIO MERGED INTO THIS     Management, L.P.
                    PORTFOLIO): seeks to outperform the Standard & Poor's 500
                    Composite Stock Price Index (the "S&P(R) 500") through stock selection resulting in different weightings of common stocks relative to the index. The Portfolio will invest, under
                    normal circumstances, at least 80% of its net assets in
                    securities included in the S&P(R) 500.

MID CAP VALUE       AST MID CAP VALUE PORTFOLIO (FORMERLY AST GABELLI ALL-CAP       EARNEST Partners LLC /
                    VALUE PORTFOLIO): seeks to provide capital growth by            Wedge Capital
                    investing primarily in mid-capitalization stocks that appear    Management, LLP
                    to be undervalued. The Portfolio has a non-fundamental policy to invest, under normal circumstances, at least 80% of the value of its net assets in mid-capitalization companies.

LARGE CAP VALUE     AST LARGE-CAP VALUE PORTFOLIO (FORMERLY AST HOTCHKIS & WILEY    Hotchkis and Wiley
                    LARGE-CAP VALUE PORTFOLIO): seeks current income and            Capital Management, LLC
                    long-term growth of income, as well as capital appreciation.    / J.P. Morgan
                    The Portfolio invests, under normal circumstances, at least     Investment Management,
                    80% of its net assets in common stocks of large cap U.S.        Inc.
                    companies. The Portfolio focuses on common stocks that have a high cash dividend or payout yield relative to the market or that possess relative value within sectors.

                                                                                          PORTFOLIO
      STYLE/                                                                                ADVISER/
       TYPE                         INVESTMENT OBJECTIVES/POLICIES                        SUB-ADVISER
      ------                        ------------------------------                        -----------
SMALL CAP VALUE     AST SMALL-CAP VALUE PORTFOLIO: seeks to provide long-term      Integrity Asset
                    capital growth by investing primarily in                       Management / Lee Munder
                    small-capitalization stocks that appear to be undervalued.     Investments, Ltd. /
                    The Portfolio will have a non-fundamental policy to invest,    J.P. Morgan Investment
                    under normal circumstances, at least 80% of the value of its   Management, Inc. /
                    net assets in small capitalization stocks. The Portfolio       Salomon Brothers Asset
                    will focus on common stocks that appear to be undervalued.     Management Inc.

ASSET ALLOCATION/   AST AGGRESSIVE ASSET ALLOCATION PORTFOLIO: seeks the highest   American Skandia
BALANCED            potential total return consistent with its specified level     Investment
                    of risk tolerance. The Portfolio will invest its assets in     Services, Inc. /
                    several other American Skandia Trust Portfolios. Under         Prudential
                    normal market conditions, the Portfolio will devote between    Investments LLC
                    92.5% to 100% of its net assets to underlying portfolios
                    investing primarily in equity securities, and 0% to 7.5% of its net assets to underlying portfolios investing primarily in debt securities and money market instruments.

ASSET ALLOCATION/   AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO: seeks the       American Skandia
BALANCED            highest potential total return consistent with its specified   Investment
                    level of risk tolerance. The Portfolio will invest its         Services, Inc. /
                    assets in several other American Skandia Trust Portfolios.     Prudential
                    Under normal market conditions, the Portfolio will devote      Investments LLC
                    between 72.5% to 87.5% of its net assets  to underlying
                    portfolios investing primarily in equity securities, and
                    12.5% to 27.5% of its net assets to underlying portfolios
                    investing primarily in debt securities and money market
                    instruments.

ASSET ALLOCATION/   AST BALANCED ASSET ALLOCATION PORTFOLIO: seeks the highest     American Skandia
BALANCED            potential total return consistent with its specified level     Investment
                    of risk tolerance. The Portfolio will invest its assets in     Services, Inc. /
                    several other American Skandia Trust Portfolios. Under         Prudential
                    normal market conditions, the Portfolio will devote between    Investments LLC
                    57.5% to 72.5% of its net assets to underlying portfolios
                    investing primarily in equity securities, and 27.5% to 42.5%
                    of its net assets to underlying portfolios investing
                    primarily in debt securities and money market instruments.

ASSET ALLOCATION/   AST CONSERVATIVE ASSET ALLOCATION PORTFOLIO: seeks the         American Skandia
BALANCED            highest potential total return consistent with its specified   Investment
                    level of risk tolerance. The Portfolio will invest its         Services, Inc. /
                    assets in several other American Skandia Trust Portfolios.     Prudential
                    Under normal market conditions, the Portfolio will devote      Investments LLC
                    between 47.5% to 62.5% of its net assets to underlying
                    portfolios investing primarily in equity securities, and
                    37.5% to 52.5% of  its net assets to underlying portfolios investing primarily in debt securities and money market
                    instruments.

ASSET ALLOCATION/   AST PRESERVATION ASSET ALLOCATION PORTFOLIO: seeks the         American Skandia
BALANCED            highest potential total return consistent with its specified   Investment
                    level of risk tolerance. The Portfolio will invest its         Services, Inc. /
                    assets in several other American Skandia Trust Portfolios.     Prudential
                    Under normal market conditions, the Portfolio will devote      Investments LLC
                    between 27.5% to 42.5% of its net assets to  underlying
                    portfolios investing primarily in equity securities, and
                    57.5% to 72.5% of  its net assets to underlying portfolios investing primarily in debt securities and money market
                    instruments.

In Section 4 of the prospectuses for Pruco Life Insurance Company's Strategic Partners FlexElite, Strategic Partners Annuity One 3, and Strategic Partners Plus 3 only, we amend the 4th paragraph within the section entitled "Highest Daily Value Death Benefit" to read as follows:

          "For contracts sold prior to December 5, 2005, owners electing this benefit were required to allocate contract value to one or more of the following asset allocation portfolios of the Prudential Series Fund:
          SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. For contracts sold on or after December 5, 2005, owners electing this benefit must allocate contract value to one or more of the following asset allocation portfolios of American Skandia Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, and AST Preservation Asset Allocation Portfolio."

In Section 5 of each of the above-referenced prospectuses (other than those for Strategic Partners Select), we refer in two places to a requirement to allocate contract value to one or more of the asset allocation portfolios of the Prudential Series Fund. We amend those references to state instead:

          "For contracts sold prior to December 5, 2005, owners electing this benefit were required to allocate contract value to one or more of the following asset allocation portfolios of the Prudential Series Fund:
          SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005 must allocate contract value to one or more of the following asset allocation portfolios of American Skandia Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, and AST Preservation Asset Allocation Portfolio."

We add the following, as an additional Appendix item to each prospectus (other than the prospectuses for Pruco Life's Strategic Partners Annuity One and Strategic Partners Plus):

APPENDIX

SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

Within the Strategic Partners(SM) family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company (in New York, by Pruco Life Insurance Company of New Jersey). Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at
(888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

     Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

     The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

     Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:

     -    Your age;

     - The amount of your investment and any planned future deposits into the annuity;

     - How long you intend to hold the annuity (also referred to as investment time horizon);

     -    Your desire to make withdrawals from the annuity;

     -    Your investment return objectives;

     -    The effect of optional benefits that may be elected; and

     - Your desire to minimize costs and/or maximize return associated with the annuity.

     The following chart sets forth the prominent features of each Strategic Partners variable annuity. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.

     In addition to the chart, we set out below certain hypothetical illustrations that reflect the contract value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:

     - Strategic Partners Advisor, because it has no sales charge, offers the highest surrender value during the first few years. However, unlike Strategic Partners FlexElite 2 and the Strategic Partners Annuity One 3 / Plus 3 contracts, Strategic Partners Advisor offers few optional benefits.

     - Strategic Partners FlexElite 2 offers both an array of optional benefits as well as the "liquidity" to surrender the annuity without any withdrawal charge after three contract years have passed. FlexElite 2 also is unique in offering an optional persistency bonus (which, if taken, extends the withdrawal charge period).

     - Strategic Partners Select, as part of its standard insurance and administrative expense, offers a guaranteed minimum death benefit equal to the greater of contract value, a step-up value, or a roll-up value. In contrast, you incur an additional charge if you opt for an enhanced death benefit under the other annuities.

     - Strategic Partners Annuity One 3 / Plus 3 comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options and a market value adjustment option that may provide higher interest rates than such options accompanying the bonus version.

STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON

Below is a summary of Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

         APPENDIX--- SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

                                                                                          STRATEGIC PARTNERS     STRATEGIC PARTNERS
                     STRATEGIC PARTNERS   STRATEGIC PARTNERS     STRATEGIC PARTNERS     ANNUITY ONE 3 / PLUS 3     ANNUITY ONE 3 /
                          ADVISOR           FLEXELITE 2(1)             SELECT                 NON BONUS             PLUS 3 BONUS
                    -------------------  -------------------  -----------------------  -----------------------  --------------------
Minimum Investment  $10,000              $10,000              $10,000                  $10,000                  $10,000

Maximum Issue Age   85 Qualified  &      85 Qualified  &      80 Qualified  &          85 Qualified  &          85 Qualified  &
                    Non-Qualified        Non-Qualified        Non-Qualified            Non-Qualified            Non-Qualified

Withdrawal Charge   None                 3 Years              7 Years (7%, 6%, 5%,     7 Years (7%, 6%, 5%,     7 Years (8%, 8%, 8%,
Schedule                                 (7%, 7%, 7%)         4%, 3%, 2%, 1%)          4%, 3%, 2%, 1%)          8%, 7%, 6%, 5%)
                                         Contract date based  Contract date based      Payment date based       Payment date based

Annual Charge-Free  Full liquidity       10% of gross         10% of gross purchase    10% of gross purchase    10% of gross
Withdrawal(2)                            purchase payments    payments per contract    payments made as of      purchase payments
                                         made as of last      year, cumulative up to   last contract            made as of last
                                         contract             7 years or 70% of        anniversary per          contract anniversary
                                         anniversary per      gross purchase payments  contract year            per contract year
                                         contract year

Insurance and       1.40%                1.65%                1.52%                    1.40%                    1.50%
Administration
Charge

Contract            The lesser of $30    The lesser of $50    $30. Waived if           The lesser of $35 or 2%  The lesser of $35 or
Maintenance Fee     or 2% of your        or 2% of your        contract value is        of your contract         2% of your contract
(assessed           contract value.      contract value.      $50,000 or more          value.  Waived if        Waived if contract
annually)           Waived if contract   Waived if contract                            contract value is        value is $75,000 or
                    value is $50,000 or  value is $100,000                             $75,000 or more          more
                    more                 or more

Contract Credit     No                   Yes                  No                       No                       Yes
                                         1% credit option at                                                    3%-all amounts ages
                                         end of 3rd and 6th                                                     81-85
                                         contract years.                                                        4%-under $250,000
                                         Election results in                                                    5%-$250,000-
                                         a new 3 year                                                           $999,999
                                         withdrawal charge                                                      6%- $1,000,000+

Fixed Rate Account  No                   Yes                  Yes                      Yes                      Yes(3)
                                         1-Year               1-Year                   1-Year                   1-Year

Market Value        No                   Yes                  Yes                      Yes                      Yes
Adjustment Account                       1-10 Years           7-Year                   1-10 Years               1-10 Years
(MVA)

Enhanced Dollar     No                   Yes                  No                       Yes                      Yes
Cost Averaging
(DCA)

----------
(1) This column depicts features of the version of Strategic Partners FlexElite sold on or after May 1, 2003 or upon subsequent state approval. In one state, Pruco Life continues to sell a prior version of the contract. Under that version, the charge for the base death benefit is 1.60%, rather than 1.65%. The prior version also differs in certain other respects (e.g., availability of optional benefits). The values illustrated below are based on the 1.65% charge, and therefore are slightly lower than if the 1.60% charge were used.

(2) Withdrawals of taxable amounts will be subject to income tax, and prior to age 591/2, may be subject to a 10% federal income tax penalty.

(3) May offer lower interest rates for the fixed rate options than the interest rates offered in the contracts without credit.

                                                                                          STRATEGIC PARTNERS     STRATEGIC PARTNERS
                     STRATEGIC PARTNERS   STRATEGIC PARTNERS     STRATEGIC PARTNERS     ANNUITY ONE 3 / PLUS 3     ANNUITY ONE 3 /
                          ADVISOR           FLEXELITE 2(1)             SELECT                 NON BONUS             PLUS 3 BONUS
                    -------------------  -------------------  -----------------------  -----------------------  --------------------
Variable            53                   53                   53                       53                       53
Investment Options
Available

Evergreen Funds     N/A                  N/A                  N/A                      6 - available in         6 - available in
                                                                                       Strategic Partners Plus  Strategic Partners
                                                                                       3 only                   Plus 3 only

Base Death          The greater of:      The greater of:      Combo: Step/Roll         The greater of:          The greater of:
Benefit:            purchase payment(s)  purchase payment(s)  Withdrawals will         purchase payment(s)      purchase payment(s)
                    minus proportionate  minus proportionate  proportionately affect   minus proportionate      minus proportionate
                    withdrawal(s) or     withdrawal(s) or     the Death Benefit        withdrawal(s) or         withdrawal(s) or
                    contract value       contract value                                contract value           contract value

Optional Death      Combo: Step/Roll     Step-Up              N/A                      Step-Up                  Step-Up
Benefit (for an                          Roll-Up                                       Roll-Up                  Roll-Up
additional cost)                         Combo: Step/Roll                              Combo: Step/Roll         Combo: Step/Roll
(,4,5)                                   Highest Daily Value                           Highest Daily Value      Highest Daily Value
                                         (HDV)                                         (HDV)                    (HDV)
                                         Earnings                                      Earnings Appreciator     Earnings Appreciator
                                         Appreciator Benefit                           Benefit (EAB)            Benefit (EAB)
                                         (EAB)

Living Benefits     Lifetime Five        Lifetime Five        N/A                      Lifetime Five            Lifetime Five
(for an additional                       Guaranteed Minimum                            Guaranteed Minimum       Guaranteed Minimum
cost)(,5,6)                              Income Benefit                                Income Benefit (GMIB)    Income Benefit
                                         (GMIB)                                        Income Appreciator       (GMIB)
                                         Income Appreciator                            Benefit (IAB)            Income Appreciator
                                         Benefit (IAB)                                                          Benefit (IAB)


HYPOTHETICAL ILLUSTRATION

The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:

     - An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% respectively.

     -    No subsequent deposits or withdrawals are made from the contract.

     - The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying portfolios and the charges that are deducted from the contract at the Separate Account level as follows:

          - 1.03% average of all fund expenses are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table.

          - The Separate Account level charges include the Insurance Charge and Administration Charge (as applicable).

----------
(4) For more information on these benefits, refer to section 4, "What Is The Death Benefit?" in the Prospectus.

(5)  Not all Optional Benefits may be available in all states.

(6) For more information on these benefits, refer to section 3, "What Kind Of Payments Will I Receive During The Income Phase?; section 5, "What Is the LifeTime Five(SM) Income Benefit?"; and section 6, "What Is The Income Appreciator Benefit?" in the Prospectus.

     The Contract Value assumes no surrender while the Surrender Value assumes a 100% surrender on the contract anniversary therefore reflecting the decrease in withdrawal charge where applicable. The values that you actually experience under an contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

0% GROSS RETURN

                                                                           STRATEGIC PARTNERS     STRATEGIC PARTNERS
      STRATEGIC PARTNERS     STRATEGIC PARTNERS     STRATEGIC PARTNERS       ANNUITY ONE 3 /        ANNUITY ONE 3 /
            ADVISOR              FLEXELITE 2              SELECT            PLUS NON 3 BONUS         PLUS 3 BONUS
     --------------------   --------------------   --------------------   --------------------   --------------------
     Contract   Surrender   Contract   Surrender   Contract   Surrender   Contract   Surrender   Contract   Surrender
       Value      Value       Value      Value       Value      Value       Value      Value       Value      Value
     --------   ---------   --------   ---------   --------   ---------   --------   ---------   --------   ---------
 1    $97,614    $97,614     $97,324    $91,208     $97,498    $92,249     $97,614    $92,357    $101,418    $94,218
 2    $95,285    $95,285     $94,718    $88,784     $95,059    $91,306     $95,285    $91,020     $98,901    $91,789
 3    $93,011    $93,011     $92,180    $92,180     $92,681    $90,174     $93,011    $89,690     $96,446    $89,530
 4    $90,792    $90,792     $89,709    $89,709     $90,363    $88,852     $90,792    $88,368     $94,052    $88,168
 5    $88,625    $88,625     $87,303    $87,303     $88,102    $87,340     $88,625    $87,053     $91,717    $86,814
 6    $86,510    $86,510     $84,960    $84,960     $85,899    $85,640     $86,510    $85,745     $89,440    $85,468
 7    $84,446    $84,446     $82,679    $82,679     $83,750    $83,750     $84,446    $84,446     $87,220    $87,220
 8    $82,431    $82,431     $80,458    $80,458     $81,655    $81,655     $82,431    $82,431     $85,055    $85,055
 9    $80,464    $80,464     $78,295    $78,295     $79,612    $79,612     $80,464    $80,464     $82,943    $82,943
10    $78,544    $78,544     $76,189    $76,189     $77,620    $77,620     $78,544    $78,544     $80,885    $80,885
11    $76,670    $76,670     $74,138    $74,138     $75,679    $75,679     $76,670    $76,670     $78,877    $78,877
12    $74,810    $74,810     $72,141    $72,141     $73,786    $73,786     $74,805    $74,805     $76,919    $76,919
13    $72,995    $72,995     $70,196    $70,196     $71,940    $71,940     $72,985    $72,985     $75,009    $75,009
14    $71,223    $71,223     $68,302    $68,302     $70,140    $70,140     $71,209    $71,209     $73,112    $73,112
15    $69,494    $69,494     $66,459    $66,459     $68,386    $68,386     $69,475    $69,475     $71,262    $71,262
16    $67,806    $67,806     $64,663    $64,663     $66,675    $66,675     $67,782    $67,782     $69,458    $69,458
17    $66,158    $66,158     $62,915    $62,915     $65,007    $65,007     $66,129    $66,129     $67,699    $67,699
18    $64,549    $64,549     $61,213    $61,213     $63,381    $63,381     $64,517    $64,517     $65,984    $65,984
19    $62,979    $62,979     $59,555    $59,555     $61,795    $61,795     $62,942    $62,942     $64,311    $64,311
20    $61,446    $61,446     $57,941    $57,941     $60,249    $60,249     $61,405    $61,405     $62,679    $62,679
21    $59,950    $59,950     $56,369    $56,369     $58,742    $58,742     $59,905    $59,905     $61,088    $61,088
22    $58,489    $58,489     $54,839    $54,839     $57,273    $57,273     $58,440    $58,440     $59,537    $59,537
23    $57,064    $57,064     $53,349    $53,349     $55,840    $55,840     $57,011    $57,011     $58,024    $58,024
24    $55,672    $55,672     $51,898    $51,898     $54,443    $54,443     $55,616    $55,616     $56,549    $56,549
25    $54,314    $54,314     $50,485    $50,485     $53,081    $53,081     $54,254    $54,254     $55,110    $55,110

Assumptions:

1.   $100,000 initial investment.

2.   Fund Expenses = 1.03%.

3. No optional death benefit(s) and/or optional living benefit(s) were elected.

4. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years.

5.   These reductions result in hypothetical net rates of return as follows:
     Strategic Partners Advisor -2.39%; Strategic Partners FlexElite 2 -2.63%; Strategic Partners Select -2.50%; Strategic Partners Annuity One 3 / Plus 3 Non-Bonus -2.39%; Strategic Partners Annuity One 3 / Plus 3 Bonus -2.48%.

6. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

6% GROSS RETURN

                                                                           STRATEGIC PARTNERS     STRATEGIC PARTNERS
      STRATEGIC PARTNERS     STRATEGIC PARTNERS     STRATEGIC PARTNERS       ANNUITY ONE 3 /        ANNUITY ONE 3 /
            ADVISOR              FLEXELITE 2              SELECT            PLUS 3 NON BONUS         PLUS 3 BONUS
     --------------------   --------------------   --------------------   --------------------   --------------------
     Contract   Surrender   Contract   Surrender   Contract   Surrender   Contract   Surrender   Contract   Surrender
       Value      Value       Value      Value       Value      Value       Value      Value       Value      Value
     --------   ---------   --------   ---------   --------   ---------   --------   ---------   --------   ---------
 1   $103,471    $103,471   $103,216    $ 96,916   $103,348   $ 97,948    $103,471    $ 98,071   $107,503    $100,303
 2   $107,062    $107,062   $106,536    $100,236   $106,809   $102,809    $107,062    $102,562   $111,125    $103,925
 3   $110,778    $110,778   $109,962    $109,962   $110,385   $107,585    $110,778    $107,178   $114,868    $107,668
 4   $114,622    $114,622   $113,499    $113,499   $114,081   $112,281    $114,622    $111,922   $118,738    $112,438
 5   $118,600    $118,600   $117,149    $117,149   $117,901   $116,901    $118,600    $116,800   $122,738    $117,338
 6   $122,717    $122,717   $120,917    $120,917   $121,849   $121,449    $122,717    $121,817   $126,873    $122,373
 7   $126,976    $126,976   $124,806    $124,806   $125,929   $125,929    $126,976    $126,976   $131,147    $131,147
 8   $131,383    $131,383   $128,819    $128,819   $130,145   $130,145    $131,383    $131,383   $135,565    $135,565
 9   $135,942    $135,942   $132,962    $132,962   $134,503   $134,503    $135,942    $135,942   $140,131    $140,131
10   $140,660    $140,660   $137,239    $137,239   $139,006   $139,006    $140,660    $140,660   $144,852    $144,852
11   $145,542    $145,542   $141,653    $141,653   $143,661   $143,661    $145,542    $145,542   $149,732    $149,732
12   $150,594    $150,594   $146,208    $146,208   $148,471   $148,471    $150,594    $150,594   $154,776    $154,776
13   $155,820    $155,820   $150,911    $150,911   $153,442   $153,442    $155,820    $155,820   $159,989    $159,989
14   $161,228    $161,228   $155,764    $155,764   $158,580   $158,580    $161,228    $161,228   $165,379    $165,379
15   $166,824    $166,824   $160,774    $160,774   $163,890   $163,890    $166,824    $166,824   $170,950    $170,950
16   $172,614    $172,614   $165,945    $165,945   $169,378   $169,378    $172,614    $172,614   $176,709    $176,709
17   $178,605    $178,605   $171,282    $171,282   $175,049   $175,049    $178,605    $178,605   $182,662    $182,662
18   $184,803    $184,803   $176,790    $176,790   $180,910   $180,910    $184,803    $184,803   $188,815    $188,815
19   $191,217    $191,217   $182,476    $182,476   $186,968   $186,968    $191,217    $191,217   $195,176    $195,176
20   $197,854    $197,854   $188,345    $188,345   $193,228   $193,228    $197,854    $197,854   $201,751    $201,751
21   $204,720    $204,720   $194,402    $194,402   $199,698   $199,698    $204,720    $204,720   $208,547    $208,547
22   $211,826    $211,826   $200,655    $200,655   $206,385   $206,385    $211,826    $211,826   $215,572    $215,572
23   $219,177    $219,177   $207,108    $207,108   $213,295   $213,295    $219,177    $219,177   $222,834    $222,834
24   $226,784    $226,784   $213,769    $213,769   $220,437   $220,437    $226,784    $226,784   $230,341    $230,341
25   $234,655    $234,655   $220,644    $220,644   $227,818   $227,818    $234,655    $234,655   $238,101    $238,101

Assumptions:

1.   $100,000 initial investment.

2.   Fund Expenses = 1.03%.

3. No optional death benefit(s) and/or optional living benefit(s) were elected.

4. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years.

5.   These reductions result in hypothetical net rates of return as follows:
     Strategic Partners Advisor 3.47%; Strategic Partners FlexElite 2 3.22%; Strategic Partners Select 3.35%; Strategic Partners Annuity One 3 / Plus 3 Non-Bonus 3.47%; Strategic Partners Annuity One 3 / Plus Bonus 3.37%.

6. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

With respect to the prospectuses for Strategic Partners Annuity One and Strategic Partners Plus only, we add the following as an additional appendix:

APPENDIX

SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

Within the Strategic Partners(SM) family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company. Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

     Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

     The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

     Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:

     -    Your age;

     - The amount of your investment and any planned future deposits into the annuity;

     - How long you intend to hold the annuity (also referred to as investment time horizon);

     -    Your desire to make withdrawals from the annuity;

     -    Your investment return objectives;

     -    The effect of optional benefits that may be elected; and

     - Your desire to minimize costs and/or maximize return associated with the annuity.

     The following chart sets forth the prominent features of each available Strategic Partners variable annuity. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.

     In addition to the chart, we set out below certain hypothetical illustrations that reflect the contract value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:

     - Strategic Partners Advisor, because it has no sales charge, offers the highest surrender value during the first few years. However, unlike Strategic Partners Annuity One / Plus and the Strategic Partners Annuity One / Plus Enhanced contracts, Strategic Partners Advisor offers few optional benefits.

     - Strategic Partners Select, as part of its standard insurance and administrative expense, offers a guaranteed minimum death benefit equal to the greater of contract value, a step-up value, or a roll-up value. In contrast, you incur an additional charge if you opt for an enhanced death benefit under the other annuities.

     - Strategic Partners Annuity One / Plus Enhanced comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options that are not available in the bonus version.

STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON

Below is a summary of the available Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

         APPENDIX--- SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

                                                                   STRATEGIC PARTNERS     STRATEGIC PARTNERS    STRATEGIC PARTNERS
                       STRATEGIC PARTNERS    STRATEGIC PARTNERS    ANNUITY ONE / PLUS     ANNUITY ONE / PLUS    ANNUITY ONE / PLUS
                             ADVISOR               SELECT                BONUS            ENHANCED NON BONUS      ENHANCED BONUS
                       -------------------  -------------------  ---------------------  ---------------------  --------------------
Minimum Investment     $10,000              $10,000              $10,000                $10,000                $10,000

Maximum Issue Age      85 Qualified &       80 Qualified &       80 Qualified &         85 Qualified &         85 Qualified &
                       Non-Qualified        Non-Qualified        Non-Qualified          Non-Qualified          Non-Qualified

Withdrawal Charge      None                 7 Years (7%, 6%,     9 Years (7%, 7%, 7%,   7 Years (7%, 6%, 5%,   7 Years (8%, 8%,
Schedule                                    5%, 4%, 3%, 2%, 1%)  6%, 5%, 4%, 3%, 2%,    4%, 3%, 2%, 1%)        8%, 8%, 7%, 6%, 5%)
                                            Contract date based  1%)                    Payment date based     Payment date based
                                                                 Payment date based

Annual Charge-Free     Full liquidity       10% of gross         10% of gross purchase  10% of gross purchase  10% of gross
Withdrawal (1)                              purchase payments    payments made as of    payments made as of    purchase payments
                                            per contract year,   last contract          last contract          made as of last
                                            cumulative up to 7   anniversary per        anniversary per        contract anniversary
                                            years or 70% of      contract year          contract year          per contract year
                                            gross purchase
                                            payments

Insurance and          1.40%                1.52%                1.40%                  1.40%                  1.50%
Administration Charge

Contract Maintenance   The lesser of $30    $30. Waived if       The lesser of $30 or   The lesser of $35 or   The lesser of $35 or
Fee                    or 2% of your        contract value is    2% of your contract    2% of your contract    2% of your contract
(assessed annually)    contract value.      $50,000 or more      value. Waived if       value.  Waived if      value.  Waived if
                       Waived if contract                        contract value is      contract value is      contract value is
                       value is $50,000 or                       $50,000 or more        $75,000 or more        $75,000 or more
                       more

Contract Credit        No                   No                   Yes                    No                     Yes
                                                                 4% vested over                                3%-all amounts ages
                                                                 7 years                                       81-85
                                                                                                               4%-under $250,000
                                                                                                               5%-$250,000+

Fixed Rate Account     No                   Yes                  No                     Yes                    No
                                            1-Year                                      1-Year

Market Value           No                   Yes                  No                     No                     No
Adjustment Account                          7-Year
(MVA)

Enhanced Dollar Cost   No                   No                   No                     Yes                    No
Averaging (DCA)

Variable Investment    53                   53                   53                     53                     53
Options Available

----------
(1) Withdrawals of taxable amounts will be subject to income tax, and prior to age 591/2, may be subject to a 10% federal income tax penalty.

                                                                   STRATEGIC PARTNERS     STRATEGIC PARTNERS    STRATEGIC PARTNERS
                       STRATEGIC PARTNERS    STRATEGIC PARTNERS    ANNUITY ONE / PLUS     ANNUITY ONE / PLUS    ANNUITY ONE / PLUS
                             ADVISOR               SELECT                BONUS            ENHANCED NON BONUS      ENHANCED BONUS
                       -------------------  -------------------  ---------------------  ---------------------  --------------------
Evergreen Funds        N/A                  N/A                  6 - available in       6 - available in       6 - available in
                                                                 Strategic Partners     Strategic Partners     Strategic Partners
                                                                 Plus only              Plus Enhanced only     Plus Enhanced only

Base Death Benefit:    The greater of:       Combo: Step/Roll    The greater of:        The greater of:        The greater of:
                       purchase payment(s)   Withdrawals will    purchase payment(s)    purchase payment(s)    purchase payment(s)
                       minus proportionate   proportionately     minus proportionate    minus proportionate    minus proportionate
                       withdrawal(s) or      affect the Death    withdrawal(s) or       withdrawal(s) or       withdrawal(s) or
                       contract value        Benefit             contract value         contract value         contract value

Optional Death         Combo: Step/Roll      N/A                 Step-Up                Step-Up                Step-Up
Benefit (for an                                                  Roll-Up                Roll-Up                Roll-Up
additional cost)                                                 Combo: Step/Roll       Combo: Step/Roll       Combo: Step/Roll
(2, 3,)                                                          Earnings Appreciator   Earnings Appreciator   Earnings Appreciator
                                                                 Benefit (EAB)          Benefit (EAB)          Benefit (EAB)

Living Benefits (for   anLifetime Five      N/A                  Lifetime Five          Lifetime Five          Lifetime Five
additional cost)                                                 Guaranteed Minimum     Guaranteed Minimum     Guaranteed Minimum
(3, 4)                                                           Income Benefit (GMIB)  Income Benefit (GMIB)  Income Benefit
                                                                                                               (GMIB)

HYPOTHETICAL ILLUSTRATION

The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:

     - An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% respectively.

     -    No subsequent deposits or withdrawals are made from the contract.

     - The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying portfolios and the charges that are deducted from the contract at the Separate Account level as follows:

          - 1.03% average of all fund expenses are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table.

          - The Separate Account level charges include the Insurance Charge and Administration Charge (as applicable).

     The Contract Value assumes no surrender while the Surrender Value assumes a 100% surrender on the contract anniversary therefore reflecting the decrease in Withdrawal charge where applicable. The values that you actually experience under an contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

----------
(2) For more information on these benefits, refer to 4, "What Is The Death Benefit?" in the Prospectus.

(3)  Not all Optional Benefits may be available in all states.

(4) For more information on these benefits, refer to section 3, "What Kind Of Payments Will I Receive During The Income Phase?; section 5, "What Is the LifeTime Five(SM) Income Benefit?"; and section 6, "What Is The Income Appreciator Benefit?" in the Prospectus.

0% GROSS RETURN

                                                    STRATEGIC PARTNERS     STRATEGIC PARTNERS     STRATEGIC PARTNERS
      STRATEGIC PARTNERS     STRATEGIC PARTNERS     ANNUITY ONE / PLUS     ANNUITY ONE / PLUS     ANNUITY ONE / PLUS
            ADVISOR                SELECT                  BONUS           ENHANCED NON BONUS       ENHANCED BONUS
     --------------------   --------------------   --------------------   --------------------   --------------------
     Contract   Surrender   Contract   Surrender   Contract   Surrender   Contract   Surrender   Contract   Surrender
       Value      Value       Value      Value       Value      Value       Value      Value       Value      Value
     --------   ---------   --------   ---------   --------   ---------   --------   ---------   --------   ---------
 1    $97,614    $97,614     $97,498    $92,249    $101,518    $91,618     $97,614    $92,357    $101,418    $94,218
 2    $95,285    $95,285     $95,059    $91,306    $ 99,096    $89,659     $95,285    $91,020    $ 98,901    $91,789
 3    $93,011    $93,011     $92,681    $90,174    $ 96,731    $88,727     $93,011    $89,690    $ 96,446    $89,530
 4    $90,792    $90,792     $90,363    $88,852    $ 94,423    $87,802     $90,792    $88,368    $ 94,052    $88,168
 5    $88,625    $88,625     $88,102    $87,340    $ 92,170    $86,883     $88,625    $87,053    $ 91,717    $86,814
 6    $86,510    $86,510     $85,899    $85,640    $ 89,971    $85,972     $86,510    $85,745    $ 89,440    $85,468
 7    $84,446    $84,446     $83,750    $83,750    $ 87,824    $86,267     $84,446    $84,446    $ 87,220    $87,220
 8    $82,431    $82,431     $81,655    $81,655    $ 85,728    $84,971     $82,431    $82,431    $ 85,055    $85,055
 9    $80,464    $80,464     $79,612    $79,612    $ 83,683    $83,683     $80,464    $80,464    $ 82,943    $82,943
10    $78,544    $78,544     $77,620    $77,620    $ 81,686    $81,686     $78,544    $78,544    $ 80,885    $80,885
11    $76,670    $76,670     $75,679    $75,679    $ 79,737    $79,737     $76,670    $76,670    $ 78,877    $78,877
12    $74,810    $74,810     $73,786    $73,786    $ 77,834    $77,834     $74,805    $74,805    $ 76,919    $76,919
13    $72,995    $72,995     $71,940    $71,940    $ 75,977    $75,977     $72,985    $72,985    $ 75,009    $75,009
14    $71,223    $71,223     $70,140    $70,140    $ 74,164    $74,164     $71,209    $71,209    $ 73,112    $73,112
15    $69,494    $69,494     $68,386    $68,386    $ 72,394    $72,394     $69,475    $69,475    $ 71,262    $71,262
16    $67,806    $67,806     $66,675    $66,675    $ 70,667    $70,667     $67,782    $67,782    $ 69,458    $69,458
17    $66,158    $66,158     $65,007    $65,007    $ 68,980    $68,980     $66,129    $66,129    $ 67,699    $67,699
18    $64,549    $64,549     $63,381    $63,381    $ 67,334    $67,334     $64,517    $64,517    $ 65,984    $65,984
19    $62,979    $62,979     $61,795    $61,795    $ 65,728    $65,728     $62,942    $62,942    $ 64,311    $64,311
20    $61,446    $61,446     $60,249    $60,249    $ 64,159    $64,159     $61,405    $61,405    $ 62,679    $62,679
21    $59,950    $59,950     $58,742    $58,742    $ 62,628    $62,628     $59,905    $59,905    $ 61,088    $61,088
22    $58,489    $58,489     $57,273    $57,273    $ 61,134    $61,134     $58,440    $58,440    $ 59,537    $59,537
23    $57,064    $57,064     $55,840    $55,840    $ 59,675    $59,675     $57,011    $57,011    $ 58,024    $58,024
24    $55,672    $55,672     $54,443    $54,443    $ 58,251    $58,251     $55,616    $55,616    $ 56,549    $56,549
25    $54,314    $54,314     $53,081    $53,081    $ 56,861    $56,861     $54,254    $54,254    $ 55,110    $55,110

Assumptions:

1.   $100,000 initial investment.

2.   Fund Expenses = 1.03%.

3. No optional death benefit(s) and/or optional living benefit(s) were elected.

4.   These reductions result in hypothetical net rates of return as follows:
     Strategic Partners Advisor -2.39%; Strategic Partners Select -2.50%; Strategic Partners Annuity One / Plus Bonus -2.39%; Strategic Partners Annuity One / Plus Enhanced Non-Bonus -2.39%; Strategic Partners Annuity One / Plus Enhanced Bonus -2.48%.

5. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

6% GROSS RETURN

                                                    STRATEGIC PARTNERS     STRATEGIC PARTNERS     STRATEGIC PARTNERS
      STRATEGIC PARTNERS     STRATEGIC PARTNERS     ANNUITY ONE / PLUS     ANNUITY ONE / PLUS     ANNUITY ONE / PLUS
            ADVISOR                SELECT                  BONUS           ENHANCED NON BONUS       ENHANCED BONUS
     --------------------   --------------------   --------------------   --------------------   --------------------
     Contract   Surrender   Contract   Surrender   Contract   Surrender   Contract   Surrender   Contract   Surrender
       Value      Value       Value      Value       Value      Value       Value      Value       Value      Value
     --------   ---------   --------   ---------   --------   ---------   --------   ---------   --------   ---------
 1   $103,471    $103,471   $103,348    $ 97,948   $107,609    $ 97,709   $103,471    $ 98,071   $107,503    $100,303
 2   $107,062    $107,062   $106,809    $102,809   $111,344    $101,844   $107,062    $102,562   $111,125    $103,925
 3   $110,778    $110,778   $110,385    $107,585   $115,209    $107,009   $110,778    $107,178   $114,868    $107,668
 4   $114,622    $114,622   $114,081    $112,281   $119,207    $112,307   $114,622    $111,922   $118,738    $112,438
 5   $118,600    $118,600   $117,901    $116,901   $123,344    $117,744   $118,600    $116,800   $122,738    $117,338
 6   $122,717    $122,717   $121,849    $121,449   $127,625    $123,325   $122,717    $121,817   $126,873    $122,373
 7   $126,976    $126,976   $125,929    $125,929   $132,055    $130,255   $126,976    $126,976   $131,147    $131,147
 8   $131,383    $131,383   $130,145    $130,145   $136,638    $135,738   $131,383    $131,383   $135,565    $135,565
 9   $135,942    $135,942   $134,503    $134,503   $141,380    $141,380   $135,942    $135,942   $140,131    $140,131
10   $140,660    $140,660   $139,006    $139,006   $146,287    $146,287   $140,660    $140,660   $144,852    $144,852
11   $145,542    $145,542   $143,661    $143,661   $151,364    $151,364   $145,542    $145,542   $149,732    $149,732
12   $150,594    $150,594   $148,471    $148,471   $156,617    $156,617   $150,594    $150,594   $154,776    $154,776
13   $155,820    $155,820   $153,442    $153,442   $162,053    $162,053   $155,820    $155,820   $159,989    $159,989
14   $161,228    $161,228   $158,580    $158,580   $167,677    $167,677   $161,228    $161,228   $165,379    $165,379
15   $166,824    $166,824   $163,890    $163,890   $173,497    $173,497   $166,824    $166,824   $170,950    $170,950
16   $172,614    $172,614   $169,378    $169,378   $179,518    $179,518   $172,614    $172,614   $176,709    $176,709
17   $178,605    $178,605   $175,049    $175,049   $185,749    $185,749   $178,605    $178,605   $182,662    $182,662
18   $184,803    $184,803   $180,910    $180,910   $192,195    $192,195   $184,803    $184,803   $188,815    $188,815
19   $191,217    $191,217   $186,968    $186,968   $198,866    $198,866   $191,217    $191,217   $195,176    $195,176
20   $197,854    $197,854   $193,228    $193,228   $205,768    $205,768   $197,854    $197,854   $201,751    $201,751
21   $204,720    $204,720   $199,698    $199,698   $212,909    $212,909   $204,720    $204,720   $208,547    $208,547
22   $211,826    $211,826   $206,385    $206,385   $220,299    $220,299   $211,826    $211,826   $215,572    $215,572
23   $219,177    $219,177   $213,295    $213,295   $227,944    $227,944   $219,177    $219,177   $222,834    $222,834
24   $226,784    $226,784   $220,437    $220,437   $235,856    $235,856   $226,784    $226,784   $230,341    $230,341
25   $234,655    $234,655   $227,818    $227,818   $244,041    $244,041   $234,655    $234,655   $238,101    $238,101

Assumptions:

1.   $100,000 initial investment.

2.   Fund Expenses = 1.03%.

3. No optional death benefit(s) and/or optional living benefit(s) were elected.

4.   These reductions result in hypothetical net rates of return as follows:
     Strategic Partners Advisor 3.47%; Strategic Partners Select 3.35%; Strategic Partners Annuity One / Plus Bonus 3.47%; Strategic Partners Annuity One / Plus Enhanced Non-Bonus 3.47%; Strategic Partners Annuity One / Plus Enhanced Bonus 3.37%.

5. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

This supplement should be read and retained with the current prospectus for your annuity contract. If you would like another copy of a current prospectus or a statement of additional information, please contact us at (888) PRU-2888. This supplement is intended to update information in the May 2, 2005 prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity referenced here that you do not own.